                                                                   EXHIBIT 21.1
                                  SUBSIDIARIES

         The following are wholly owned subsidiaries of the iXL Enterprises, Inc., unless otherwise noted:

         COMPANY                                     JURISDICTION OF INCORPORATION
         AppGeneSys Holdings, Inc. (1)               Delaware
         Campana New Media, S.L. (2)                 Spain
         CFN Agency, Inc. (3)                        Delaware
         CFN Agency of Hawaii, Inc. (3)              Hawaii
         CFN Finance, Inc. (3)                       Delaware
         Consumer Financial Network, Inc. (4)        Delaware
         Creative Video Library, Inc.                Georgia
         Denovo New Media Limited (5)                United Kingdom
         FootageNow, Inc. (6)                        Delaware
         iExpert, Inc. (3)                           Delaware
         iVisit, Inc. (7)                            Delaware
         iXL-Espana, S.A.                            Spain
         iXL Germany GmbH                            Germany
         iXL, Inc.                                   Delaware
         iXL Japan, K.K.                             Japan
         iXL Live, Inc.                              Delaware
         iXL-Massachusetts, Inc.                     Delaware
         IXL-Memphis, Inc.                           Delaware
         iXL (UK) Limited                            United Kingdom
         iXL Ventures, Inc.                          Delaware
         Tessera GmbH (8)                            Germany
         The Other Media, S.L. (2)                   Spain


                  1. AppGeneSys Holdings, Inc. is a wholly-owned subsidiary of IXL-Memphis, Inc.

                  2. Campana New Media, S.L. and The Other Media, S.L. are wholly-owned subsidiaries of iXL-Espana, S.A.

                  3. CFN Agency, Inc., CFN Finance, Inc., CFN Agency of Hawaii, Inc. and iExpert, Inc. are each a wholly-owned subsidiary of Consumer Financial Network, Inc.

                  4. The Company owns 76%, General Electric Capital Corporation owns 10%, and GE Capital Equity Investments, Inc. owns 13% of Consumer Financial Network, Inc.

                  5. Denovo New Media Limited is a wholly-owned subsidiary of iXL (UK) Limited

                  6. FootageNow, Inc. is a majority-owned subsidiary of Creative Video Library, Inc.

                  7. iVisit, Inc. is a wholly-owned subsidiary of iXL-Los Angeles, Inc., as successor by merger with BoxTop Interactive, Inc.

                  8. Tessera GmbH is a wholly-owned subsidiary of iXL-Massachusetts, Inc. (as successor by merger with Tessera Enterprise Systems, Inc.)